Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199745 and No. 333-214284 on Form S-8 and No. 333-221728 on Form S-3 of our report dated May 16, 2018, relating to the consolidated financial statements of Boot Barn Holdings, Inc. and Subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of Boot Barn Holdings, Inc. for the year ended March 31, 2018.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 16, 2018